STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) for the purchase of shares of common stock of Neah Power Systems, Inc., a Nevada corporation (“Company”), is entered into as of April 24, 2008, between Company and Summit Trading Limited (“Purchaser”).

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1, immediately after all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares, have been satisfied or waived.

“Exchange Act” means the Shares Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means 10,000,000 shares of common stock of the Company, par value $.001 per share, deliverable to the Purchaser pursuant to this Agreement.

“Subscription Amount” means $100,000.00, the aggregate amount payable for Shares purchased hereunder at a price of $0.01 per Share.

"Transaction Documents" means this Agreement and all other agreements and documents necessary to consummate the transactions contemplated hereby.

ARTICLE II.
PURCHASE AND SALE

2.1 Purchase and Sale. Upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto and receipt by the Company of the Subscription Amount, the Company agrees to sell, and the Purchaser agrees to purchase, the Shares.

2.2 Payment. The Subscription Amount shall be payable at Closing, by wire transfer of immediately available funds.

2.3 Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.4, the Closing shall occur immediately.

2.4 Deliveries.

(a) At or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Purchaser; and

(ii) the Subscription Amount by wire transfer to the account as specified in writing by the Company.

(b) At or prior to the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company; and

(ii) original share certificates representing the Shares.

2.5 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects as of the Closing of the representations and warranties of the Purchaser contained herein;

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing shall have been performed; and

(iii) the delivery by the Purchaser of the items set forth in Section 2.4(a) of this Agreement.

(b) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects as of the Closing of the representations and warranties of the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.4(b) of this Agreement; and

(iv) The appointment of at least three new independent directors reasonably acceptable to Purchaser.

2.6 Anti-Dilution Protection. If at any time within six (6) months after the Closing Date, the Company issues, sells, converts, or is deemed to have issued, sold or converted, any shares of common stock or any debt or equity securities convertible into shares of common stock, including without limitation collateral or fee shares pursuant to existing loan agreement (each, “Additional Shares”), at a price less than $0.01 per share of common stock, as adjusted for stock splits, reverse stock splits, conversions, additional issuances, or similar events (each, a “Subsequent Issuance”), the Company shall issue to Purchaser such additional number of shares of common stock, as of the close of business on the date of such Subsequent Issuance, so that the effective price per Share (including such additional number of shares of common stock) paid by the Purchaser shall equal the lowest price at which any of the Additional Shares are issued in such Subsequent Issuance. In the event there are insufficient shares of Common Stock authorized by the Company to comply with the provisions of this Section 2.6, the Company shall issue shares of preferred stock convertible into common stock in compliance with this provision, and use commercially reasonable best efforts to increase the number of authorized shares of common stock of the Company as soon as practicable.

2.7 Registration Rights. Purchaser shall have standard piggyback registration rights, pari passu with each purchaser in any Subsequent Issuance.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

Except as expressly set forth in this Article III, neither the Company nor the Purchaser make any representations or warranties whatsoever regarding the Company, the Shares or any other matter.

3.1 Representations and Warranties of the Company.

The Company hereby makes the following representations and warranties to the Purchaser:

(a) Organization; Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada, with full right, power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out Company’s obligations hereunder. The execution and delivery of this Agreement and performance by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Company. Each Transaction Document to which Company is a party has been duly executed by the Company, and when delivered by the Company in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Company, enforceable against Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Ownership of the Shares. The Shares are duly authorized, validly issued, non-assessable, and free and clear of all Liens, encumbrances, restrictions and claims of every kind, other than restrictions on transfer as provided in Section 3.2(c), and, upon delivery of and payment for such Shares as herein provided, the Purchaser will acquire good and valid title thereto, free and clear of all Liens, encumbrances, restrictions and claims of every kind, except for such restrictions on transfer.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company:

(a) Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. The Purchaser is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no intention of distributing any of such Shares in violation of the Securities Act or any applicable state Shares law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state Shares law. The Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(c) Restricted Shares. The Purchaser understands and acknowledges that: (i) the Shares it is purchasing may be characterized as “restricted securities” under state and federal securities laws inasmuch as they are being acquired from the Company and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances, (iii) the Shares may be subject to restrictions on transfer under the Securities Act and the rules and regulations promulgated thereunder, applicable state securities laws and regulations, and the rules of any self regulatory organization to which the Company or its securities may be subject, and (iv) the Purchaser may be required to hold the Shares indefinitely.

(d) Purchaser Status. At the time the Purchaser was offered the Shares, it was, and at the date hereof it is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(e) Experience of The Purchaser. The Purchaser alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(f) Access to Information. Purchaser is currently a significant shareholder in the Company and acknowledges that it is fully familiar with the Company, has reviewed its public reports filed with the Securities and Exchange Commission and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to an investment in the Shares. The Purchaser is aware that the Company is still a development stage entity, is not operating profitably and will not do so in the near term and will require significant additional capital in order to continue its operations as currently in effect.

ARTICLE IV.
MISCELLANEOUS

4.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Purchaser shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchaser.

4.2 Separate Counsel. Each party understands and agrees that Dreier Stein Kahan Browne Woods George LLP (“Company Counsel”) has not represented Purchaser or provided any legal advice in connection with the preparation or negotiation of this Agreement, or the purchase and sale of the Shares. Each party acknowledges that Purchaser has not relied on any information or advice furnished by or on behalf of Company Counsel, and represent that Purchaser has consulted with its own legal counsel and such tax and investment advisors as the party, in the party’s sole discretion, has deemed necessary or appropriate in connection with this Agreement.

4.3 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

4.4 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

4.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

4.6 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.14.

4.7 Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Any claim, dispute, or controversy (any or all of which shall hereinafter be referred to as the "Dispute" or the "Disputes") shall arise between the parties hereto with respect to the making, construction, terms, or interpretation of this Agreement or any breach thereof, or the rights or obligations of any party hereto or thereto, the Dispute shall, in lieu of court action, be submitted to mandatory, binding arbitration upon written demand of either party (the "Notice of Arbitration") before a single arbitrator in Santa Monica, California. The arbitration shall be conducted by a retired judge arbitrator selected by JAMS and shall be held in accordance with the JAMS rules. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the arbitrator shall allocate all of the costs and expenses of such Dispute including but not limited to the fees and expenses of the arbitrator, all attorneys’ fees and expenses and all other costs and expenses incurred with the investigation, preparation and prosecution of such arbitration between the parties based upon the arbitrator's judgment as to the merits or the respective positions of the parties in the Dispute.

4.8 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares.

4.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such electronic signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

4.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. In no event shall either party’s monetary damages arising from any breach of this Agreement exceed the Subscription Amount.

4.12 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

4.13 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

4.14 Release. Each party hereby fully and completely releases and discharges the other party, Charles Arnold, Richard Fixaris and Company Counsel from any and all claims, causes of action, rights and actions of any kind or nature whatsoever, either at law or in equity, including without limitation all claims of negligence, breach of contract, or breach of fiduciary duty, and all claims in any way arising out of or relating to the Company; provided, however, that neither party waives any right to seek contribution from any party in the event that any person brings any claim or action against such party.

4.15 Non-Disparagement. During the term of this Agreement, and at all times thereafter, the parties agree that they will not disparage each other, Charles Arnold, Richard Fixaris or Company Counsel in any fashion.

4.16 Entire Agreement. This Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

IN WITNESS WHEREOF, the parties hereto have caused this Shares Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Company: NEAH POWER SYSTEMS. INC. By: Chris D’Couto President & CEO By: Director
Purchaser: SUMMIT TRADING LIMITED By: Name: Title: